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                                  EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                                  Percentage
                  Subsidiary                      Incorporated In                   Owned
                  ----------                      ---------------                   -----
         Medicis, The Dermatology Company(R)        Delaware                        100%

         Medicis Dermatologics, Inc.                Delaware                        100%

         Dermavest, Inc.                            Nevada                          100%

         Advanced Pharmaceutical Research           Delaware                        100%

         Medicis Acquisition Corporation            Delaware                        100%

         Medicis Manufacturing Corporation          Delaware                        100%

         Medicis Partners, Inc.                     Delaware                        100%

         GenDerm Corporation                        Delaware                        100%

         Medicis Canada, Ltd                        Canada                          100%

         Ucyclyd Pharma, Inc.                       Maryland                        100%

         Ascent Pediatrics, Inc.                    Delaware                        100%